                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated March 23, 2001, except for the information in the last paragraph in Note 7 as to which the date is April 12, 2001, accompanying the consolidated financial statements and schedule of BrightStar Information Technology Group, Inc. included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said reports in the Company's Registration Statement on Form S-8 (File No. 333-42230, effective July 26, 2000).


San Jose, California
April 27, 2001